Exhibit 99.2

Kodak to Begin Plan of Reorganization Discussions with Stakeholders

Provides New Disclosure on Cash Flow and Commercial Imaging Business

ROCHESTER, N.Y., Oct. 12 – Eastman Kodak Company today said that as a result of the significant progress made to date in its restructuring, it is now ready to begin discussions on a plan of reorganization with certain key creditor groups.

To facilitate these discussions with the widest possible group of interested parties, including holders of publicly-traded securities, the company is today publicly disclosing certain forward looking information showing its cash flow forecast and financial projections for Kodak’s Commercial Imaging business, which is focused on commercial, packaging, and functional printing solutions and enterprise services, and will form the company upon emergence.

These projections include forecasts of its U.S. operating cash flow through June 2013, as well as pro-forma projections of the company’s combined operating cash flow after taking into account previously announced portfolio strategy decisions, such as the intention to divest of the  Document Imaging and Personalized Imaging businesses, as well as its intention to wind down the sale of consumer inkjet printers and focus on servicing its installed base of customers.

They also highlight the strong, cash-generating set of Kodak businesses that are expected to emerge from Chapter 11 in the first half of 2013. The Commercial Imaging business has significant growth potential and includes differentiated products and services that leverage Kodak’s unique technological and competitive advantages.

Kodak Chairman and CEO Antonio M. Perez said, “As we move forward to emergence and explore an array of financing options, we believe there is confidence and interest among the financial community in our Commercial Imaging business and its future business plans. We are gratified that there appears to be interest among several potential lenders to finance this business and its emergence, and with this disclosure, we are now better positioned to explore these funding opportunities.”

The company said that it anticipates it will supplement the information filed today from time to time through additional public disclosure filings.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, and June 30, 2012, under the headings “Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following:  the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its Debtor-in-Possession Credit Agreement; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company's liquidity, results of operations, brand or business prospects; the monetization of our digital imaging patent portfolio; the outcome of our intellectual property patent litigation matters; the Company's ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its Debtor-in-Possession Credit Agreement and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the company; our ability to retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.